                                                                    Exhibit 4.8

          THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.


                 RHYTHMS NETCONNECTIONS INC.

                 WARRANT TO PURCHASE SHARES
                       OF COMMON STOCK

         THIS CERTIFIES THAT, for value received and subject to the provisions and upon the terms and conditions hereinafter set forth, GATX CAPITAL CORPORATION and its assignees are entitled to subscribe for and purchase 19,905 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of RHYTHMS NETCONNECTIONS INC., a Delaware corporation (the "Company"), at a price per share of $10.55 (such prices and such other prices as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Exercise Price"). As used herein, (a) the term "Date of Grant" shall mean March 31, 1999, and (b) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

         1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the later of (i) ten (10) years after the Date of Grant or (ii) five (5) years after the closing of the Company's initial public offering of its Common Stock effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act").

         2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or cashier's check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or cashier's check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or (c) exercise of the right provided for in Section 10.3 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

         3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from adverse claims. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, this Warrant shall thereafter entitle the holder to receive upon exercise that number of shares of capital stock or other property to which the holder would have been entitled as a result of such reclassification, merger, change or sale had the Warrant been exercised immediately prior thereto.

            (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

            (c) STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution of Common Stock with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

            (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Exercise Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

            (e) ANTIDILUTION RIGHTS. The Exercise Price shall also be subject to adjustment from time to time as set forth in Appendix I hereto upon the occurrence of certain events described therein. The provisions of Appendix I are incorporated by reference herein with the same effect as if set forth in full herein.

         5. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

         7. COMPLIANCE WITH ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON
STOCK.

            (a) COMPLIANCE WITH ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO,
(ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

         Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

         (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

         (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

         (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

             (b) DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.






             (c) APPLICABILITY OF RESTRICTIONS. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer or grant of a security interest in this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership, (ii) to a partnership of which the holder is a partner, or (iii) to any affiliate of the holder if the holder is a corporation; PROVIDED, HOWEVER, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

         8. RIGHTS AS SHAREHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or other distributions or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The holders of Warrants will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of common stock of the Company concurrently with the distribution thereof to the shareholders.

             9. REGISTRATION RIGHTS. The Company grants registration rights to the holder of this Warrant for the Common Stock issuable upon exercise hereof, comparable to the registration rights granted to holders under the Warrant Registration Rights Agreement, dated as of May 5, 1998 (the "Warrant Registration Rights Agreement") among the Company and the Initial Purchasers (as defined therein), with the following exceptions:

                (1) the holder will have no shelf registration rights; and

                (2) the holder's "piggy-back" registration rights shall be junior in priority to the "piggy-back" registration rights granted to the holders under the Warrant Registration Rights Agreement.

         10.  ADDITIONAL RIGHTS.

         10.1 SECONDARY SALES. The Company agrees that it will not interfere with the holder of this Warrant in obtaining liquidity if opportunities to make secondary sales of the Company's securities become available. To this end, the Company will promptly provide the holder of this Warrant with notice of any offer (of which it has knowledge) to acquire from the Company's security holders more than fifteen percent (15%) of the total voting power of the Company and will not interfere with any attempt by the holder in arranging the sale of this Warrant to the person or persons making such offer.

         10.2 MERGERS. The Company shall provide the holder of this Warrant with at least thirty (30) days' notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of. The Company will reasonably cooperate with the holder in arranging the sale of this Warrant in connection with any such transaction.

         10.3 RIGHT TO CONVERT WARRANT INTO STOCK:  NET ISSUANCE.

             (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.3 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection
(b) hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

         Expressed as a formula, such conversion shall be computed as follows:

         X =   B - A
              ------
                   Y

         Where:    X  =  the number of shares of Common Stock that may
                               be issued to holder

                   Y  =  the fair market value (FMV) of one share of
                               Common Stock

                   A  =  the aggregate Exercise Price (i.e., Converted
                               Warrant Shares x Exercise Price)

                   B  =  the aggregate FMV (i.e., FMV x Converted
                               Warrant Shares)

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

             (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.3(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

             (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this
Section 10.3, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                  (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

             (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Determination Date;

             (B) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date; and

             (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

             10.4 EXERCISE PRIOR TO EXPIRATION. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to
Section 10.3 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to
Section 10.3(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.4, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

         11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

             (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

             (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

             (c) The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company's capital stock and the holders thereof are as set forth in the Charter;

             (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any material law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the

Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

             (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

         12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         13. NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

         14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

         15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

         17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         18. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         19. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         20. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         21. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         22. RECOVERY OF LITIGATION COSTS. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.










                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

         23. ENTIRE AGREEMENT; MODIFICATION. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.


                                        RHYTHMS NETCONNECTIONS INC.

                                        By  /s/ Scott C. Chandler
                                          --------------------------------------
                                        Title  Chief Financial Officer
                                             ----------------------------------
                                        Address: 6933 South Revere Parkway
                                                 Suite 100
                                                 Englewood, CO 80112

                                   APPENDIX I


                          CERTAIN ADJUSTMENT PROVISIONS


         1. CAPITALIZED TERMS. Capitalized terms used in this Appendix I that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant, to which this Appendix I is attached, if therein defined.

         2. ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF ADDITIONAL STOCK. The Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Upon each issuance by the Company of any Additional Stock, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2) be adjusted to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) immediately prior to such issuance plus the number of shares of Additional Stock which could be purchased were the then Exercise Price used instead (calculated by dividing the total consideration to be received by the Company in such issuance by the then Exercise Price) and the denominator of which shall be the number of shares of Common Stock outstanding (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) immediately prior to such issuance plus the number of shares of such Additional Stock issued in such issuance. For purposes of this Section 2, the number of shares of Common Stock outstanding (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) shall include the aggregate number of shares of Common Stock actually outstanding and the number of shares deemed to be outstanding as determined below.

             (b) No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to one (1) year from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of one (1) year from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 2(d)(iii) and 2(d)(iv) below, no adjustment of the Exercise Price pursuant to subsection 2(a) of this Appendix I shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

             (c) In the case of issuance by the Company of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment. In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

             (d) In the case of the issuance (whether before, on or after the Grant Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this
Section 2:

                  (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in a manner consistent with subsection 2(c) of this Appendix I), if any, received by the Company upon issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                  (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for (assuming satisfaction of any conditions to conversion or exchange, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) convertible or exchangeable securities or upon exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in a manner consistent with subsection 2(c) of this Appendix I).

                  (iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including but not limited to, a change resulting from antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be adjusted based upon the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                  (iv) Upon the expiration of any such options or rights, the termination of any such options or rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 2(d)(i) and 2(d)(ii) of this Appendix I shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 2(d)(iii) or 2(d)(iv) hereof.

             (e) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 2(d) of this Appendix I) by this Company after the Grant Date other than:

                  (i) Shares of Common Stock issued pursuant to a transaction described in Sections 4(a), 4(b) and 4(c) of the Warrant,

                  (ii) Shares of Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a compensatory benefit plan (including a stock option plan or restricted stock plan) approved by the Board of Directors of the Company,

                  (iii) Shares of Common Stock issued upon conversion of Preferred Stock,

                  (iv) Shares of Common Stock issued or issuable (a) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock or (b) upon exercise of warrants or rights granted to under writers in connection with such a public offering,

                  (v) Shares of Common Stock issued or issuable to persons or entities with which the corporation has business relationships provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors of the Company, or

                  (vi) up to 1, 972,000 shares of Common Stock (as adjusted for subsequent stock splits, stock dividends and the like) issued or issuable upon exercise of warrants (the "Warrants") granted to purchasers of units (the "Units") consisting of 13-2% Senior Discount Notes due 2008 and such Warrants, which Units were issued on or about May 5, 1998.

                                    EXHIBIT A


                               NOTICE OF EXERCISE



To:  RHYTHMS NETCONNECTIONS INC. (the "Company")


         1.       The undersigned hereby:

                  -        elects to purchase   shares of Common Stock of the
                           Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

                  - elects to exercise its net issuance rights pursuant to Section 10.3 of the attached Warrant
                           with respect to   shares of Common Stock.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                                          ------------
                                             (Name)



                                          ------------

                                          ------------
                                            (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


                                                  ------------------------------
                                                  (Signature)


-------------
(Date)

                                   EXHIBIT A-1


                               NOTICE OF EXERCISE


To:  RHYTHMS NETCONNECTIONS INC. (the "Company")


         1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration
Statement on Form S , filed          , 19 , the undersigned hereby:

            - elects to purchase shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

            -   elects to exercise its net issuance rights pursuant to Section
                10.3 of the attached Warrant with respect to __ Shares of Common Stock.

         2. Please deliver to the custodian for the selling shareholders a stock certificate representing such _______ shares.

         3. The undersigned has instructed the custodian for the selling
shareholders to deliver to the Company $           or, if less, the net
proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

                                                         -----------------------
                                                         (Signature)



-------------
(Date)

                                    EXHIBIT B

                                     CHARTER

              See Exhibit 3.1 to Registration Statement on Form S-1